EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

651 East Corporate Drive, LLC	(Delaware	)
1035 Battery Street Owner, LLC	(Delaware	)
2477 Deerfield Drive, LLC	(Delaware	)
3075 Loyalty Circle Member, LLC	(Delaware	)
3075 Loyalty Circle Owner, LLC	(Delaware	)
3596 Alpine Avenue, LLC	(Delaware	)
5516 West Buchanan Street Owner, LLC	(Delaware	)
CF Albertsons Chicago, LLC	(Delaware	)
CF Albertsons Lancaster, LLC	(Delaware	)
RG 1035 Battery Street Manager, LLC	(Delaware	)
RG 1035 Battery Street Member, LLC	(Delaware	)
RGGSR 1035 Battery Street, LLC	(Delaware	)
Cantor Fitzgerald Income Trust Operating Partnership, L.P.	(Delaware	)
Rodin Real Estate Investments, LLC	(Delaware	)
CF Net Lease Portfolio IV DST	(Delaware	)
1100 Hidden Ridge, LLC	(Delaware	)
3221 Keller Springs Member, LLC	(Delaware	)
3221 Keller Springs Owner, LLC	(Delaware	)
3221 Keller Springs Road, LLC	(Delaware	)
3221 Keller Springs Road Manager, LLC	(Delaware	)
10801 Madison Avenue Owner, LLC	(Delaware	)
CF Industry DST Holder, LLC	(Delaware	)
CF Industry Master Tenant Member, LLC	(Delaware	)
CF Industry Master Tenant Manager, LLC	(Delaware	)
CF Industry Multifamily DST	(Delaware	)
CF Industry Manager, LLC	(Delaware	)
CFBH Industry Master Tenant, LLC	(Delaware	)
CF Kacey DST Holder, LLC	(Delaware	)
CF Kacey Master Tenant Member, LLC	(Delaware	)
CF Kacey Master Tenant, LLC	(Delaware	)
CF Kacey Master Tenant Manager, LLC	(Delaware	)
CF Kacey Multifamily DST	(Delaware	)
CF Kacey Manager, LLC	(Delaware	)
CF Pearland Multifamily DST	(Delaware	)
CF Pearland Manager, LLC	(Delaware	)
CF Pearland DST Holder, LLC	(Delaware	)
CF Pearland Master Tenant Member, LLC	(Delaware	)
CF Pearland Master Tenant Manager, LLC	(Delaware	)
CF Pearland Master Tenant, LLC	(Delaware	)
CF Summerfield DST Holder, LLC	(Delaware	)
CF Summerfield Master Tenant JV Member, LLC	(Delaware	)
CF Summerfield Manager, LLC	(Delaware	)
CF Summerfield Master Tenant Manager, LLC	(Delaware	)
CF Summerfield Multifamily DST	(Delaware	)
CFHZ Summerfield Master Tenant JV, LLC	(Delaware	)
CF Valencia DST Holder, LLC	(Delaware	)
CF Valencia Life Sciences DST	(Delaware	)
CF Valencia Life Sciences DST Manager, LLC	(Delaware	)
North De Anza Boulevard, LLC	(Delaware	)

5303 Fisher Road Owner, LLC	(Delaware	)
1840 Longmire Road Owner Member, LLC	(Delaware	)
1840 Longmire Road Owner, LLC	(Delaware	)
1840 Longmire Road, LLC	(Delaware	)
1840 Longmire Road Owner Manager, LLC	(Delaware	)
CF ON3 Lifesciences Parent DST	(Delaware	)
CF ON3 Lifesciences DST	(Delaware	)
CF ON3 Lifesciences Urban Renewal, LLC	(Delaware	)
CF ON3 Lifesciences DST Manager, LLC	(Delaware	)
CF ON3 Lifesciences DST Parent Manager, LLC	(Delaware	)
CF West End Multifamily DST	(Delaware	)
CF West End DST Holder, LLC	(Delaware	)
CF West End Manager, LLC	(Delaware	)
CFBH West End Master Tenant, LLC	(Delaware	)
CF West End Master Tenant Manager, LLC	(Delaware	)
CF West End Master Tenant Member, LLC	(Delaware	)
CF Palms Multifamily DST	(Delaware	)
CF Palms Manager, LLC	(Delaware	)
CF Palms DST Holder, LLC	(Delaware	)
CFCAF Palms Master Tenant, LLC	(Delaware	)
CF Palms Master Tenant Manager, LLC	(Delaware	)
CF Palms Master Tenant Member, LLC	(Delaware	)
CF Mount Comfort Land Owner, LLC	(Delaware	)